EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, relating to the 2005 Consultant and Employee Stock Plan of The Project Group, Inc., to our report, dated March 26, 2004, relating to the financial statements of The Project Group, Inc., which report appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.


                                           /s/ THOMAS LEGER & CO., L.L.P.


Houston, Texas
February 22, 2005